UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               February 14, 2003
                                                               -----------------


                              INSITUFORM EAST, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



    0-10800                                                   52-0905854
----------------------------------------- --------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                         20785-1608
----------------------------------------- --------------------------------------
(Address of principal executive offices)                       (Zip Code)



               Registrant's telephone number including area code:
                              (301) 386-4100 (tel)
                              (301) 386-2444 (fax)


                                      None
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events.

     See press release of the registrant dated February 14, 2003 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2003                          INSITUFORM EAST, INCORPORATED
                                                 -------------------------------
                                                 (Registrant)


                                                 By: /s/ Robert W. Erikson
                                                 -------------------------------
                                                 Robert W. Erikson
                                                 President


                                                                   PRESS RELEASE
                                                           For Immediate Release


                     INSITUFORM EAST REPORTS SECOND QUARTER
                            FISCAL YEAR 2003 RESULTS

     LANDOVER,  MD, February 14, 2003 - INSITUFORM EAST,  INCORPORATED  (NASDAQ:
INEI) reported a consolidated net loss of -$602,550 (-$0.14 per share) on sales of $2.1 million for the second quarter, and a consolidated net loss of -$884,515 (-$0.20 per share) on sales of $4.8 million for the first six months of fiscal year 2003 ended December 31, 2002. For the comparative periods of fiscal year 2002, the Company reported consolidated net earnings of $93,208 ($0.02 per share) on sales of $5.2 million and a consolidated net loss of -$1,041,790 (-$0.24 per share) on sales of $10.0 million, respectively.

                         CONSOLIDATED FINANCIAL SUMMARY

                                              Three Months Ended                   Six Months Ended
                                                 December 31,                        December 31,
                                        --------------------------------    --------------------------------
                                            2002               2001             2002               2001
                                        --------------     -------------    --------------     -------------
Sales                                    $ 2,149,864        $ 5,185,027       $ 4,751,991       $10,049,883
                                        ==============     =============    ==============     =============
Net Earnings (Loss)                      $  (602,550)       $    93,208       $  (884,515)      $(1,041,790)
                                        ==============     =============    ==============     =============
Basic and Diluted Earnings (Loss) Per
Share                                    $     (0.14)       $      0.02       $     (0.20)      $     (0.24)
                                        ==============     =============    ==============     =============
Basic and Diluted Weighted Average
Shares Outstanding                         4,356,862          4,356,862         4,356,862         4,356,862

     The Company attributed its unfavorable results for the fiscal quarter ended December 31, 2002 primarily to a reduced volume of immediately workable backlog in the Company's licensed Insituform(R) process territory. With respect to forward-looking information, and while there can be no assurances regarding the Company's future operating performance, the Company anticipates the continuation of its current reduced level of immediately workable backlog for the remainder of fiscal year 2003. As previously reported, the Company was not the low bidder during fiscal year 2002 on renewal work with its then largest Insituform process customer, a county government in the Washington, D.C. metropolitan area, and the loss of such significant work has had a large negative impact on the Company's workable backlog pending the procurement of replacement contracts. The Company intends to continue to pursue an aggressive cost reduction program in response to its current and forward anticipated adverse business conditions.

     The Company's total backlog value of all uncompleted and multi-year contract awards was approximately $10.7 million at December 31, 2002 as compared to $17.4 million at December 31, 2001. The total backlog value of all uncompleted and multi-year contracts at December 31, 2002 and 2001 includes work not estimated to be released and installed within twelve months, as well as potential work included in term contract awards which may or may not be fully ordered by contract expiration. The twelve-month backlog at December 31, 2002 was approximately $8.5 million as compared to $8.9 million at December 31, 2001. While potentially helpful as a possible trend indicator, "total" and "twelve month" backlog figures at specific dates are not necessarily indicative of sales and earnings for future periods due to the irregular timing and receipt of major project awards including large, multi-year, menu-priced contracts with estimated but uncertain order quantities further subject to the specifics of individual work releases. On a week-to-week and month-to-month basis, the availability of often volatile "immediately workable" backlog most directly affects productivity, with such availability subject to unpredictable changes such as weather, customer-initiated delays and found variances in site conditions.

     In addition to immediately workable backlog, another significant factor affecting the Company's future performance remains the volatility of earnings as a function of sales volume at normal margins. Accordingly, because a substantial portion of the Company's cost are semi-fixed in nature, earnings can, at times, be severely reduced or eliminated during periods of either depressed sales at normal margins or material increases in discounted sales, even where total revenues may experience an apparent buoyancy or growth from the addition of discounted sales undertaken from time-to-time for strategic reasons. Conversely, at normal margins, increases in period sales typically leverage positive earnings significantly.

     This press release contains forward-looking statements, which are inherently uncertain and therefore amplify evaluation risks. The Company's future results could differ materially from those currently anticipated due to a number of factors, including, without limitation, the availability of immediately workable backlog, mix of work, weather, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     Insituform East, Incorporated and its subsidiaries are engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily using cured-in-place pipe ("CIPP") rehabilitation processes to produce a shape-conforming "pipe-within-a-pipe." Since 1978, the Company has performed work in six Mid-Atlantic States and the District of Columbia using the patented Insituform(R) process under territorially exclusive license agreements. Utilizing other trenchless CIPP processes, the Company's presently dormant wholly-owned subsidiary, Midsouth Partners, is entitled to operate substantially without geographic restriction. The Company's CIPP rehabilitation processes utilize custom-manufactured unwoven polyester fiber felt tubing, with an elastomeric coating on the exterior surface. The flat, pliable tube is later impregnated with a liquid thermosetting resin and the resin-saturated material is inserted in the pipe through an existing manhole or other access point. Using a temporary inversion duct and cold water pressure, the material is turned inside out as it is forced through the pipeline. When the inverted and inflated tube is fully extended, the cold water is recirculated through a heat-exchange unit. The heated water cures the thermosetting resin to form a new, hard, jointless, impact and corrosion resistant cured-in-place pipe within the original pipe. Lateral or side connections are then reopened by use of a remotely controlled cutting device.

                                      * * *

Contact:     Robert W. Erikson                      George Wm. Erikson
             President                              Chairman
             (301) 386-4100                         (301) 386-4100